UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SERES THERAPEUTICS, INC.

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Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders
June 15, 2016
8:00 a.m. (Eastern Time)

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

April 28, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m., Eastern time, on Wednesday, June 15, 2016, at the Company’s principal executive offices located at 200 Sidney Street, Cambridge, MA, 02139.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-617-945-9626 no later than 5:00 p.m., Eastern time, on June 13, 2016 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2016 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Roger J. Pomerantz, M.D.

President, Chief Executive Officer and Chairman of the Board

Table of Contents continued

Certain Relationships	33

Section 16(a) Beneficial Ownership Reporting Compliance	36

Compensation Committee Interlocks and Insider Participation	36

Stockholders’ Proposals	37

Other Matters	37

Solicitation of Proxies	38

Seres Therapeutics, Inc.’s Annual Report on Form 10-K	39

Notice of Annual Meeting of Stockholders

To Be Held Wednesday, June 15, 2016

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m., Eastern time, on Wednesday, June 15, 2016, at the Company’s principal executive offices located at 200 Sidney Street, Cambridge, MA, 02139, for the following purposes:

To elect Dennis A. Ausiello, M.D. and Roger J. Pomerantz, M.D. as Class I Directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on April 22, 2016 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 200 Sidney Street, Cambridge, MA, 02139 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Eric D. Shaff

Secretary

Cambridge, Massachusetts

April 28, 2016

Proxy Statement

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 15, 2016 (the “Annual Meeting”), at the Company’s principal executive offices located at 200 Sidney Street, Cambridge, MA, 02139 at 8: 00 a.m., Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of Common Stock, $0.001 par value per share (“Common Stock”), as of the close of business on April 22, 2016 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 39,383,743 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2015 (the “2015 Annual Report”) will be released on or about April 28, 2016 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 15, 2016

This Proxy Statement and our 2015 Annual Report to Stockholders are available at http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling 1-617-945-9626.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Dennis A. Ausiello, M.D. and Roger J. Pomerantz, M.D. as Class I Directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of Dennis A. Ausiello, M.D. and Roger J. Pomerantz, M.D. as Class I Directors; and
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Seres’ Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Seres is making this proxy statement and its 2015 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2015 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2015 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Certain Information Relating to Directors and Officers. Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Questions and Answers about the 2016 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 22, 2016. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 39,383,743 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2016 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Seres Stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-617-945-9626 no later than 5:00 p.m., Eastern time, on June 13, 2016 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 14, 2016.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Seres prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

Election of Directors

At the Annual Meeting, two (2) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2019 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board, including three (3) Class I Directors. Our current Class I Directors are Dennis A. Ausiello, M.D., who has served on our Board since April 2015, Werner Cautreels, Ph.D., who has served on our Board since March 2013, and Roger J. Pomerantz, M.D., who has served on our Board since June 2014. Dr. Cautreels has not been nominated for re-election as a Class I Director at the Annual Meeting following the end of his current term. The Board has nominated two director candidates for election as Class I Directors at the Annual Meeting: Dennis A. Ausiello, M.D. and Roger J. Pomerantz, M.D. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Our Board has approved a reduction in its size from nine to eight directors, effective upon the completion of the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2016 Annual Meeting of Stockholders and whose new term will expire at the 2019 Annual Meeting of Stockholders; Class II, whose term expires at the 2017 Annual Meeting of Stockholders and whose subsequent term will expire at the 2020 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2018 Annual Meeting of Stockholders and whose subsequent term will expire at the 2021 Annual Meeting of Stockholders. The current Class I Directors are Dennis A. Ausiello, M.D., Werner Cautreels, Ph.D. and Roger J. Pomerantz, M.D.; the current Class II Directors are Peter Barton Hutt, Richard N. Kender and Lorence H. Kim, M.D.; and the current Class III Directors are Noubar B. Afeyan, Ph.D., Grégory Behar and Kurt C. Graves.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes

PROPOSAL 1—ELECTION OF DIRECTORS

will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2019 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Seres
Dennis A. Ausiello, M.D.	70	2015	Director
Roger J. Pomerantz, M.D.	59	2013	President, Chief Executive Officer and Chairman of the Board

The principal occupations and business experience, for at least the past five years, of each Class I Nominee for election at the 2016 Annual Meeting are as follows:

DENNIS A. AUSIELLO, M.D.	Age 70

Dennis A. Ausiello, M.D., has served as a member of our board of directors since April 2015. Dr. Ausiello serves as the Director of the Center for Assessment Technology and Continuous Health (CATCH), Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Physician-in-Chief Emeritus at Massachusetts General Hospital. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has also served on the board of directors of Pfizer Inc. since December 2006 and Alnylam Pharmaceuticals since April 2012, each a pharmaceutical company. Dr. Ausiello received his undergraduate degree from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our board of directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

ROGER J. POMERANTZ, M.D.	Age 59

Roger J. Pomerantz, M.D., has served as our President and Chief Executive Officer since June 2014 and as Chairman of our board of directors since November 2013. Since July 2014, Dr. Pomerantz has been a Senior Partner at Flagship Ventures, an early-stage venture capital firm. From January 2011 to September 2013, Dr. Pomerantz was Worldwide Head of Licensing and Acquisitions and Senior Vice President at Merck & Co., Inc., or Merck, a pharmaceutical company, where he oversaw licensing and acquisitions for Merck Research Laboratories, the research and development division of Merck. From February 2010 to February 2013, Dr. Pomerantz served as Global Head of Infectious Diseases and

PROPOSAL 1—ELECTION OF DIRECTORS

Senior Vice President at Merck, where he oversaw pharmaceutical development and discovery of antibiotics, antivirals, antifungals and antiparasitic agents. Prior to Merck, Dr. Pomerantz was Global Head of Infectious Diseases for the pharmaceutical division of Johnson & Johnson, Inc., a multinational medical device, consumer goods and pharmaceutical corporation, where he was responsible for anti-infective agents worldwide. He joined Johnson & Johnson, Inc. in August 2005 as President of Tibotec Pharmaceuticals, Inc., now Janssen Therapeutics and a subsidiary of Johnson & Johnson, Inc., a pharmaceutical company focused on the treatment of infectious diseases. Dr. Pomerantz has developed nine approved infectious disease drugs for diseases including HIV, HCV and tuberculosis. He also serves on the board of directors of ContraFect Corporation. Dr. Pomerantz received his B.A. in Biochemistry from The Johns Hopkins University and his M.D. from The Johns Hopkins School of Medicine. We believe Dr. Pomerantz’s extensive academic and clinical experience, as well as his knowledge of the pharmaceutical industry, qualifies him to serve on our board of directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2017 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Seres
Peter Barton Hutt	81	2013	Director
Richard N. Kender	60	2014	Director
Lorence H. Kim, M.D.	42	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

PETER BARTON HUTT	Age 81

Peter Barton Hutt has served as a member of our board of directors since May 2013. Mr. Hutt is senior counsel at Covington & Burling LLP, specializing in food and drug law. Mr. Hutt has served as a member of the board of directors of Q Therapeutics, Inc. since 2002, Xoma Corporation since 2005, Concert Pharmaceuticals since 2006, BIND Therapeutics, Inc. since 2008, DBV Technologies since 2009 and Flex Pharma, Inc. since 2014. Mr. Hutt previously served on the board of directors of Momenta Pharmaceuticals, Inc., Celera Corporation, which was acquired by Quest Diagnostics in 2011, and ISTA Pharmaceuticals, which was acquired by Bausch & Lomb in 2012. Mr. Hutt received a B.A. from Yale University, an LL.B. from Harvard Law School and an LL.M. from the New York University School of Law. We believe that Mr. Hutt is qualified to serve on our board of directors because of his experience serving as a director of biotechnology companies and his legal and regulatory knowledge.

RICHARD N. KENDER	Age 60

Richard N. Kender has served as a member of our board of directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender serves on the board of directors of INC Research Holdings, Inc., a contract research organization, Poxel and Abide Therapeutics. Mr. Kender received a B.S. from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our board of directors because of his extensive business experience and his knowledge of the pharmaceutical industry.

PROPOSAL 1—ELECTION OF DIRECTORS

LORENCE H. KIM, M.D.	Age 42

Lorence H. Kim, M.D., has served as a member of our board of directors since October 2014. Since April 2014, Dr. Kim has been the Chief Financial Officer of Moderna Therapeutics, a biotechnology company. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., an investment bank, most recently as Managing Director and Co-Head of Biotechnology Investment Banking. Dr. Kim received an A.B. from Harvard University, an M.B.A. in Healthcare Management from the Wharton School of the University of Pennsylvania and an M.D. from the University of Pennsylvania’s School of Medicine. We believe Dr. Kim is qualified to serve on our board of directors because of his finance experience and knowledge of the biotechnology industry.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2018 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Seres
Noubar B. Afeyan, Ph.D.	53	2010	Director
Grégory Behar	46	2014	Director
Kurt C. Graves	48	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

NOUBAR B. AFEYAN, PH.D.	Age 53

Noubar B. Afeyan, Ph.D., has served as a member of our board of directors since October 2010. Since 1999, Dr. Afeyan has served as the Managing Partner and Chief Executive Officer of Flagship Ventures, an early-stage venture capital firm that he co-founded. Dr. Afeyan serves on the board of directors of numerous private companies, including Moderna Therapeutics, Inc. and Pronutria Biosciences, Inc., and has previously served on the board of directors of several public companies, including BG Medicine, Inc., BIND Therapeutics, Inc., Eleven Biotherapeutics, Inc., and Helicos Biosciences. Dr. Afeyan received a B.S. from McGill University and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. We believe Dr. Afeyan is qualified to serve on our board of directors because of his extensive investment experience and his knowledge of the biotechnology industry.

GRÉGORY BEHAR	Age 46

Grégory Behar has served as a member of our board of directors since December 2014. Mr. Behar has served as Chief Executive Officer of Nestlé Health Science S.A., a health sciences company, since October 2014. From July 2011 to July 2014, Mr. Behar was President and Chief Executive Officer of Boehringer Ingelheim Pharmaceuticals Inc. (USA), a pharmaceutical company. From 2010 to July 2011, Mr. Behar was Corporate Vice President Region NECAR (North European Union, Canada and Australasia) for Boehringer-Ingelheim GmbH, a pharmaceutical company. Mr. Behar received his B.S. from the University of California, Los Angeles, an M.S. in Mechanical Engineering and Manufacturing from EPFL in Switzerland and an M.B.A. from INSEAD in France. We believe that Mr. Behar is qualified to serve on our board of directors because of his extensive business experience in the health sciences and pharmaceutical industries.

PROPOSAL 1—ELECTION OF DIRECTORS

KURT C. GRAVES	Age 48

Kurt C. Graves has served on our Board of Directors since November 2015. Mr. Graves has been the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, a biotechnology company, since April 2012. Mr. Graves served as Executive Chairman of Biolex Therapeutics, a biotechnology company, from November 2010 to March 2012, and served as Executive Chairman of Intarcia Therapeutics from August 2010 to April 2012. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc. from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various leadership positions at Novartis pharmaceuticals from 1999 to June 2007. He was also the first Chief Marketing Officer for the Pharmaceuticals division from September 2003 to June 2007. He currently serves as a director of Intarcia Therapeutics, Radius Health, Pulmatrix Therapeutics and Achillion Pharmaceuticals. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2015. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2017. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2015 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Seres Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Richard N. Kender (Chair)

Werner Cautreels, Ph.D.

Lorence H. Kim, M.D.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2015	2014
Audit Fees	$820,000	$851,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$820,000	$851,500

AUDIT FEES

Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2014 audit fees is $601,500 of fees billed in connection with our initial public offering in July 2015. Included in the 2015 audit fees is $420,000 of fees billed in connection with our initial public offering in July 2015.

AUDIT-RELATED FEES

There were no such fees incurred in 2015 or 2014.

TAX FEES

Tax fees consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers LLP. There were no such fees incurred in 2015 or 2014.

ALL OTHER FEES

We did not incur any other fees in 2015 or 2014.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Roger J. Pomerantz, M.D.[1]	59	President, Chief Executive Officer and Chairman of the Board
John G. Aunins, Ph.D.[2]	55	Executive Vice President of Bioprocess & Manufacturing and Chief Technology Officer
David N. Cook, Ph.D. [3]	58	Executive Vice President of Research & Development and Chief Scientific Officer
Wael Hashad[4]	53	Executive Vice President and Chief Commercial Officer
Eric D. Shaff[5]	40	Executive Vice President and Chief Financial Officer
Michele Trucksis, Ph.D., M.D.[6]	63	Executive Vice President and Chief Medical Officer

1 See biography on page 7 of this proxy statement.

2 John G. Aunins, Ph.D., has served as our Chief Technology Officer and Executive Vice President of Bioprocess Development since December 2012. Prior to joining our Company, Dr. Aunins served on our Scientific Advisory Board from February 2012 to December 2012. From April 1989 to November 2011, Dr. Aunins served in various roles at Merck, most recently as Executive Science Director. At Merck, Dr. Aunins led process and product development teams for six licensed vaccines and multiple vaccine candidates. He is a Fellow of the American Institute for Medical and Biological Engineering and an adjunct Full Professor at the Instituto de Tecnologia Quimica e Biologica in Oeiras, Portugal. Dr. Aunins received a B.S. from the University of Kansas and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

3 David N. Cook, Ph.D., has served as our Chief Scientific Officer and Executive Vice President of Research & Development since October 2012. From February 2010 to October 2012, Dr. Cook was the Chief Operating Officer at the International AIDS Vaccine Initiative, a global not-for-profit, research and development organization focused on the development of a safe and accessible vaccine for HIV. As Chief Operating Officer, Dr. Cook acted as the head of operations, overseeing seven international offices and research facilities. Dr. Cook received an A.B. from Harvard College and a Ph.D. in Chemistry from the University of California, Berkeley.

4 Wael Hashad has served as our Chief Commercial Officer since January 2016. From July 2013 to September 2015, Mr. Hashad served as Vice President and General Manager for Middle East and Africa at Amgen, Inc., a pharmaceutical company; from October 2012 to June 2013, he served as Vice President – Regional Commercial Head for Japan, China and Asia Pacific at Amgen; and from August 2011 to June 2013, he served as Vice President – Head of Global Marketing for General Medicine at Amgen. Prior to Amgen, Mr. Hashad worked at Boehringer Ingelheim, a pharmaceutical company, from April 2009 to August 2011, as Vice President – US Cardiovascular and Metabolic Disorders and at Eli Lilly and Company, a pharmaceutical company, from 1989 to 2009, where he held various roles. Mr. Hashad earned a B.Sc. in Pharmacy and Pharmaceutical Sciences from the University of Cairo and an M.B.A. from the University of Akron.

5 Eric D. Shaff has served as our Chief Financial Officer and Executive Vice President since November 2014. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, a biotechnology company. From June 2004 to December 2011, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a

EXECUTIVE OFFICERS

biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff received a B.A. from the University of Pennsylvania and an M.B.A. from Cornell University.

6 Michele Trucksis, Ph.D., M.D., has served as our Chief Medical Officer and Executive Vice President since January 2015. Dr. Trucksis was an Associate Clinical Professor at Harvard Medical School from January 2005 to April 2015. From December 2006 to December 2014, Dr. Trucksis held various positions of increasing seniority at Merck Research Laboratories, the research and development division of Merck. Most recently, from June 2014 to December 2014, Dr. Trucksis served as Executive Director, Team Leader & Clinical Lead, Antifungals and Antibacterials. From July 2011 to June 2014, Dr. Trucksis was Project Leader, Antifungals and Antibacterials, and from December 2006 to July 2011, she was Director in Clinical Pharmacology. Dr. Trucksis received a B.S. in Medical Technology from Youngstown State University, a Ph.D. in Biochemistry from Kent State University and an M.D. from Case Western Reserve University School of Medicine.

None of our executive officers is related to any other executive officer or to any of our directors.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members: Roger J. Pomerantz, M.D., Noubar B. Afeyan, Ph.D., Dennis A. Ausiello, M.D., Grégory Behar, Werner Cautreels, Ph.D., Peter Barton Hutt, Richard N. Kender, Lorence H. Kim, M.D. and Kurt C. Graves. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Roger J. Pomerantz, M.D., qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Select Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Dr. Pomerantz is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director. Dennis A. Ausiello, M.D., a Class I Director nominee elected to the Board in 2015, was recommended by our President, Chief Executive Officer and Chairman of the Board.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02142. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

CORPORATE GOVERNANCE

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary, Lead Director and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02142.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, Roger J. Pomerantz, M.D., our President and Chief Executive Officer, serves as Chairman of the Board. Our Board of Directors has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and our stockholders at this time because it promotes unified leadership by Dr. Pomerantz and allows for a single, clear focus for management to execute the Company’s strategy and business plans. If the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. Since our Chairman of the Board is a member of management, the independent directors elected Noubar B. Afeyan, Ph.D., as the Lead Director. The Lead Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board. Our Board of Directors is comprised of individuals with extensive experience with the biotechnology and pharmaceutical industries and, with the exception of Dr. Pomerantz, is comprised of directors who meet the independence standards of NASDAQ. For these reasons and because of the strong leadership of Dr. Pomerantz as Chairman of the Board and Chief Executive Officer and the counterbalancing role of the Lead Director, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and

CORPORATE GOVERNANCE

Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of NASDAQ concerning any amendments to, or waivers from, any provision of the code.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were nine meetings of the Board of Directors during the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2015, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director, except for Kurt C. Graves, who joined the Board of Directors in November 2015 and missed one meeting, and Grégory Behar.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules. Our Board of Directors has determined that Richard N. Kender and Werner Cautreels meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Since our Board of Directors has determined that Lorence H. Kim, M.D. does not meet the independence requirements of Rule 10A-3 under the Exchange Act, we are relying on the independence phase-in rules for newly listed companies and plan to add a third director to the Audit Committee who satisfies the Rule 10A-3 independence requirements within one year of listing. All members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under the NASDAQ rules. All members of the Nominating and Corporate Governance Committee are independent under the NASDAQ rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Noubar B. Afeyan, Ph.D.		Chair
Dennis A. Ausiello, M.D.			X
Werner Cautreels, Ph.D.	X
Peter Barton Hutt		X	Chair
Richard N. Kender	Chair	X
Lorence H. Kim, M.D.	X		X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the SEC rules (which is included on page 12 of this proxy statement).

COMMITTEES OF THE BOARD

The members of the Audit Committee are Mr. Kender and Drs. Cautreels and Kim. Mr. Kender serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and NASDAQ. Our Board of Directors has determined that each of Mr. Kender and Dr. Kim is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met six times in 2015.

COMPENSATION COMMITTEE

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining our CEO’s compensation;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and

•	preparing the annual compensation committee report, if required by SEC rules.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.serestherapeutics.com. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

In 2015, the Compensation Committee engaged Radford (“Radford”), a compensation consulting firm, to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2015 raised a conflict of interest.

The members of our Compensation Committee are Dr. Afeyan and Messrs. Hutt and Kender. Dr. Afeyan serves as the Chairperson of the Compensation Committee.

The Compensation Committee met once during 2015.

COMMITTEES OF THE BOARD

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

The members of our Nominating and Corporate Governance Committee are Mr. Hutt and Drs. Ausiello and Kim. Mr. Hutt serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not meet in 2015.

Executive and Director Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. For 2015, our NEOs were:

•	Roger J. Pomerantz, M.D., President and Chief Executive Officer;

•	Eric D. Shaff, Executive Vice President and Chief Financial Officer; and

•	Michele Trucksis, Ph.D., M.D., Executive Vice President and Chief Medical Officer.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Roger J. Pomerantz, M.D.(1)	2015	455,646	—	—	348,100	74,424(5)	878,170
President and Chief Executive Officer	2014	247,917	233,750	6,567,603	—	69,393	7,118,663

Eric D. Shaff	2015	312,788	—	1,289,313	170,400	—	1,772,501
Executive Vice President and Chief Financial Officer	2014	35,192	12,205	1,413,756	—	—	1,461,153

Michele Trucksis, Ph.D., M.D.	2015	332,326	40,000	3,562,166	185,000	—	4,139,492
Executive Vice President and Chief Medical Officer

(1)	Dr. Pomerantz also serves as Chairman of our board of directors but receives no additional compensation for this service.

(2)	For Dr. Trucksis, the amount shown represents a sign-on bonus of $40,000 paid in connection with her commencement of employment with us in January 2015.

(3)	Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2016.

(4)	Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Narrative Disclosure to Summary Compensation Table—Annual Cash Bonuses.”

(5)	Represents reimbursement of travel and lodging costs associated with working in the Cambridge, Massachusetts area.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long-term, equity-based compensation awards. The NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

EXECUTIVE AND DIRECTOR COMPENSATION

Base Salary

Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Effective as of the closing of our initial public offering in June 2015, our board of directors approved the following increases to our NEOs’ annual base salaries:

Name	Pre-IPO Base Salary ($)	Post-IPO Base Salary ($)(1)
Roger J. Pomerantz, M.D.	439,875	464,100
Eric D. Shaff	300,000	324,500
Michele Trucksis, Ph.D., M.D.	320,000	364,400

(1)	The post-IPO base salary amounts are set forth in the employment agreements that our NEOs entered into in connection with our initial public offering, as described in the section titled “Employment Agreements.”

With guidance from our independent compensation consultant, Radford, and in consultation with management and based on recommendations by our Compensation Committee, our board of directors approved, effective January 1, 2016, an increase in each of Dr. Pomerantz’s, Mr. Shaff’s and Dr. Trucksis’s base salary to $564,500, $366,100 and $414,900, respectively.

Annual Cash Bonuses

Our NEOs have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ employment agreements establish their 2015 target annual cash bonuses, expressed as a percentage of base salary, as described in the section titled “Employment Agreements.”

Our board of directors generally determined 2015 annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate performance objectives and individual performance objectives. For Mr. Shaff and Dr. Trucksis, the achievement of 2015 corporate objectives was weighted 80% and the achievement of individual objectives was weighted 20%. Dr. Pomerantz’s 2015 bonus was weighted 100% on corporate objectives. For the 2015 corporate objectives, our board of directors generally considered our achievement of operational and developmental milestones, including the completion of our initial public offering in June 2015; our financial position at fiscal year-end and executive recruitment and hiring progress. For Mr. Shaff and Dr. Trucksis, the 2015 individual objectives generally focused on his or her contributions to these successes and their respective areas of responsibility within our company. In February 2016, our Compensation Committee determined, in consultation with management and based on guidance from our independent compensation consultant, Radford, that the company’s percentage achievement of corporate objectives was 150%, and Mr. Shaff’s and Dr. Trucksis’s percentage achievement of individual objectives was 150% and 125%, respectively. After making these determinations, our Compensation Committee recommended bonuses for our NEOs to our board of directors for approval. The actual amounts that our board of directors elected to pay our NEOs under our annual cash bonus program are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

With guidance from our independent compensation consultant, Radford, and in consultation with management and based on recommendations by our Compensation Committee, our board of directors approved, effective January 1, 2016, an increase in each of Mr. Shaff’s and Dr. Trucksis’s target bonus opportunity to 40% of his or her annual base salary.

Equity-Based Compensation

We generally offer stock options to our employees, including our NEOs, as the long-term incentive component of our compensation program. We typically grant options to employees when they

EXECUTIVE AND DIRECTOR COMPENSATION

commence employment with us and may thereafter grant additional options in the discretion of our board of directors or Compensation Committee. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the grant date and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our board of directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In connection with our initial public offering in June 2015, we granted Mr. Shaff an option to purchase 100,000 shares of our common stock, at an exercise price of $18.00 per share, which was the initial public offering price of our common stock. In connection with Dr. Trucksis’s commencing employment with us, in March 2015, we granted Dr. Trucksis an option to purchase 339,124 shares of our common stock at an exercise price of $15.77 per share, which our board of directors determined to be the fair market value of our common stock on the grant date. The options granted to Mr. Shaff and Dr. Trucksis are subject to our standard vesting terms describe above.

In addition, with guidance from our independent compensation consultant, Radford, and in consultation with management and based on recommendations by our Compensation Committee, on February 1, 2016, our board of directors granted each of Dr. Pomerantz, Mr. Shaff and Dr. Trucksis an option to purchase 176,500, 78,500 and 62,500 shares of our common stock, respectively, at an exercise price of $26.20, which our board of directors determined to be the fair market value of our common stock on the grant date. The options are subject to our standard vesting terms described above.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2015, we did not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts. For 2016, based on the recommendation of our Compensation Committee, our board of directors approved a discretionary employer matching contribution equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not typically provide any perquisites or special personal benefits to our NEOs, but have from time to time reimbursed commuting and relocation expenses for our NEOs.

EXECUTIVE AND DIRECTOR COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

	Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Roger J. Pomerantz, M.D.	6/1/2014	733,141	942,610	0.71	8/6/2024
	9/9/2013	137,500	82,500	0.48	11/6/2023
Eric D. Shaff	6/25/2015	—	100,000	18.00	6/24/2025
	11/17/2014	82,091	180,601	7.79	12/8/2024
Michele Trucksis, Ph.D., M.D.	1/15/2015	—	339,124	15.77	3/24/2025

(1)	All options vest as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

EMPLOYMENT AGREEMENTS

We entered into employment agreements with each of our NEOs that became effective on the closing of our initial public offering in June 2015. Certain key terms of these agreements are described below.

Roger J. Pomerantz, M.D.

The employment agreement with Dr. Pomerantz entitles him to an initial annual base salary of $464,100, subject to periodic review and adjustment by our board of directors, and an annual target bonus opportunity of 50% of his annual base salary.

In the event Dr. Pomerantz’s employment is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination occurs within 60 days prior to or 12 months following a change in control, Dr. Pomerantz is also entitled to accelerated vesting of his time-based equity awards. On February 3, 2016, Dr. Pomerantz’s employment agreement was amended to provide that, upon such termination within 60 days prior to or 12 months following a change in control, in addition to accelerated vesting of his time-based equity awards, Dr. Pomerantz will also be entitled to receive 18 months of continued base salary and up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected.

Dr. Pomerantz has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

For purposes of the employment agreement:

•	“Cause” generally means Dr. Pomerantz’s (i) failure to substantially perform his duties with us (other than due to disability) or materially comply with our policies; (ii) material failure to carry out or comply with any lawful and reasonable directive of our board of directors; (iii) breach of a material provision of his employment agreement; (iv) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (v) unlawful use (including being under the influence) or possession of illegal drugs on our (or our affiliate’s) premises or while performing his duties and responsibilities under his employment agreement or (vi) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us or any of our affiliates.

EXECUTIVE AND DIRECTOR COMPENSATION

•	“Good reason” generally means, subject to certain notice requirements and cure rights, without Dr. Pomerantz’s consent, (i) a reduction in his base salary (except for a reduction of less than 10% contemporaneously affecting other senior executives); (ii) a material reduction in his authority or areas of responsibility or (iii) a relocation of his primary office more than 50 miles outside of the Boston metropolitan area.

Eric D. Shaff and Michele Trucksis, Ph.D., M.D.

The employment agreements with Mr. Shaff and Dr. Trucksis entitle them to initial annual base salaries of $324,500 and $364,400, respectively, subject to periodic review and adjustment by our board of directors, and annual target bonus opportunities of 35% of their annual base salaries.

In the event either of Mr. Shaff or Dr. Trucksis is terminated by us without cause or he or she resigns for good reason, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. If either of Mr. Shaff’s or Dr. Trucksis’s termination occurs within 60 days prior to or 12 months following a change in control, he or she is also entitled to accelerated vesting of his or her time-based equity awards.

Each of Mr. Shaff and Dr. Trucksis has agreed to refrain from disclosing our confidential information during or at any time following his or her employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his or her employment.

For purposes of the employment agreements, “cause” and “good reason” have the same meanings as in Dr. Pomerantz’s employment agreement.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive compensation for their service on our board of directors. Dr. Pomerantz served as a director and executive officer of our company during 2015. Refer to the Summary Compensation Table and related narrative disclosure above for information regarding the compensation he received from us during 2015.

In June 2015, our board of directors adopted and our stockholders approved a compensation program for our non-employee directors, effective upon the effectiveness of our registration statement on Form S-1 relating to our initial public offering, under which each non-employee director receives the following amounts for services on our board of directors:

•	an option to purchase 30,000 shares of our common stock upon the director’s initial election or appointment to our board of directors;

•	if the director has served on our board of directors for at least six months as of the date of an annual meeting of stockholders, an option to purchase 15,000 shares of our common stock on the date of the annual meeting;

•	an annual director fee of $35,000, and if the director serves as chairman of our board of directors or lead independent director, an additional annual director fee of $20,000; and

•	if the director serves on a committee of our board of directors, an additional annual fee as follows:

•	chairman of the audit committee—$15,000;

•	audit committee member other than the chairman—$7,500;

•	chairman of the compensation committee—$10,000;

•	compensation committee member other than the chairman—$5,000;

•	chairman of the nominating and corporate governance committee—$7,000; and

•	nominating and corporate governance committee member other than the chairman—$3,500.

EXECUTIVE AND DIRECTOR COMPENSATION

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the grant date. The stock options granted upon a director’s initial election or appointment will vest in four annual installments following the grant date. The stock options granted annually to directors will vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options will vest in full immediately prior to a change in control.

Each member of our board of directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he or she serves.

Dr. Ausiello was elected to serve as a member of our board of directors in April 2015. In connection with his election, we awarded Dr. Ausiello an option to purchase 75,000 shares of our common stock, which our board of directors determined was necessary and appropriate to retain Dr. Ausiello’s services as a director. The option was granted effective upon the day prior to our first public trading day with an exercise price per share equal to the initial public offering price of our common stock, even though Dr. Ausiello’s service began before that date. The option vested as to 25% of the underlying shares on April 17, 2016 and will vest as to an additional 6.25% of the underlying shares on the last day of each calendar quarter during the three-year period thereafter, subject to Dr. Ausiello’s continued service with us and accelerated vesting immediately prior to a change in control.

In June 2015, our board of directors granted each of Drs. Afeyan, Cautreels and Kim, and Messrs. Behar, Hutt and Kender, an option to purchase 15,000 shares of our common stock at an exercise price per share equal to $18.00, which was the initial public offering price of our common stock. These options are subject to the same vesting schedule as annual awards for non-employee directors under our non-employee director compensation program. Mr. Behar elected to waive this option award and all other non-cash compensation payable to him for his service on our board of directors during 2015.

Mr. Graves was elected to serve as a member of our board of directors in November 2015. Upon his appointment, Mr. Graves received an option to purchase 30,000 shares of our common stock in accordance with our non-employee director compensation program described above.

2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Noubar B. Afeyan, Ph.D.	32,500	193,397	225,897
Werner Cautreels, Ph.D.	21,250	193,397	214,647
Peter Barton Hutt	23,500	193,397	216,897
Lorence H. Kim, M.D.	23,000	193,397	216,397
Richard N. Kender	27,500	193,397	220,897
Grégory Behar(1)	17,500	193,397	210,897
Dennis A. Ausiello, M.D.	19,250	966,985	986,235
Kurt C. Graves	4,946	703,211	708,157

(1)	Mr. Behar elected to waive all non-cash compensation payable to him for his service on our board of directors during 2015.

EXECUTIVE AND DIRECTOR COMPENSATION

(2)	Represents the aggregate grant date fair value of the option awards granted during 2015 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2016. The table below shows the number of option awards held as of December 31, 2015 by each of our directors who are not NEOs. None of our these directors held unvested stock awards as of that date.

Name	Stock Options (#)
Noubar B. Afeyan, Ph.D.	15,000
Werner Cautreels, Ph.D.	115,000
Peter Barton Hutt	65,000
Lorence H. Kim, M.D.	90,000
Richard N. Kender	90,000
Grégory Behar	—
Dennis A. Ausiello, M.D.	75,000
Kurt C. Graves	30,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans[1]
Equity compensation plans approved by security holders[2]	5,026,246	[3]	$8.01	[4]	1,586,750	[5]
Equity compensation plans not approved by security holders	—		—		—
Total	5,026,246		$8.01		1,586,750

1 Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of common stock available for issuance under the 2015 Plan automatically increases on January 1 of each calendar year, beginning in 2016 and ending in 2025, by an amount equal to the lesser of: (a) 4% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our board of directors. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of common stock available for issuance under the 2015 ESPP automatically increases on January 1 of each calendar year, beginning in 2016 and ending in 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our board of directors.

2 Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan and the 2015 ESPP.

3 Includes 3,927,746 outstanding options to purchase stock under the 2012 Plan and 1,098,500 outstanding options to purchase stock under the 2015 Plan.

4 As of December 31, 2015, the weighted-average exercise price of outstanding options under the 2012 Plan was $2.94 and the weighted-average exercise price of outstanding options under the 2015 Plan was $5.06.

5 As of December 31, 2015, a total of 365,000 shares of stock were available for issuance and no purchase rights were outstanding under our 2015 ESPP.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 22, 2016, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 39,383,743 shares of Common Stock outstanding as of April 22, 2016. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2016 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE

5% or Greater Stockholders
Entities affiliated with Flagship Venture Funds(1)	14,682,876	37.3%
Nestlé Health Science US Holdings, Inc.(2)	6,888,888	17.5%
FMR LLC(3)	5,858,365	14.9%
Named Executive Officers and Directors
Noubar B. Afeyan, Ph.D.(1)(4)	14,697,876	37.3%
Dennis A. Ausiello, M.D.(5)	18,750	*
Grégory Behar	-	-
Werner Cautreels, Ph.D.(6)	96,250	*
Kurt C. Graves	-	-
Peter Barton Hutt(7)	52,500	*
Richard N. Kender(8).	43,125	*
Lorence H. Kim, M.D.(9)	43,125	*
Roger J. Pomerantz, M.D(10).	866,852	2.2%
Eric D. Shaff(11)	78,805	*
Michele Trucksis, Ph.D., M.D.(12)	105,976	*
All executive officers and directors as a group (14 persons)(13)	16,515,975	41.9%

*	Less than one percent.

[1]	Based solely on a Schedule 13G filed with the SEC on February 16, 2016 by Flagship Venture Fund 2007, L.P. (“Flagship 2007 Fund”), Flagship Ventures 2007 General Partner LLC (“Flagship 2007 GP”), Flagship Ventures Fund IV, L.P. (“Flagship IV Fund”), Flagship Ventures Fund IV-Rx, L.P. (“Flagship IV-Rx Fund”), Flagship VentureLabs IV, LLC (“Flagship VentureLabs IV”), Flagship Ventures Fund IV General Partner LLC (“Flagship IV GP”), Noubar B. Afeyan, Ph.D. and Edwin M. Kania, Jr. As of December 31, 2015: (i) Flagship 2007 Fund was the record owner of 599,297 shares of Common Stock (the “Fund 2007 Shares”), (ii) Flagship IV Fund was the record

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

owner of 8,822,420 shares of Common Stock (the “Fund IV Shares”), (iii) Flagship IV-Rx Fund was the record owner of 2,205,603 shares of Common Stock (the “Fund IV-Rx Shares”) and (iv) Flagship VentureLabs IV was the record owner of 3,055,556 shares of Common Stock (the “VentureLabs IV Shares” and, collectively with the Fund IV Shares and the Fund IV-Rx Shares, the “Flagship IV Shares”). The Fund 2007 Shares and the Flagship IV Shares are collectively referred to in this footnote as the “Flagship Shares.” Flagship 2007 GP is the general partner of Flagship 2007 Fund and, as such, may be deemed to beneficially own the Fund 2007 Shares. Flagship IV Fund is the manager of Flagship VentureLabs IV and, as such, may be deemed to beneficially own the VentureLabs IV Shares. Flagship IV GP is the general partner of each of Flagship IV Fund and Flagship IV-Rx Fund and, as such, may be deemed to beneficially own the Flagship IV Shares. Noubar B. Afeyan, Ph.D. and Edwin M. Kania, Jr. are the managers of each of Fund 2007 GP and Fund IV GP and have shared voting and dispositive power over the Flagship Shares. Accordingly, Dr. Afeyan and Mr. Kania may be deemed to beneficially own the Flagship Shares. Each of Flagship 2007 Fund, Flagship 2007 GP, Flagship IV Fund, Flagship IV-Rx Fund, Flagship VentureLabs IV, Flagship IV GP and Dr. Afeyan and Mr. Kania (collectively, the “Flagship Reporting Persons”) expressly disclaims beneficial ownership of the Flagship Shares except to the extent of its or his pecuniary interest in such Shares. Flagship 2007 Fund and Flagship 2007 GP have shared voting and dispositive power over 599,297 shares. Flagship IV Fund has shared voting and dispositive power over 11,877,976 shares. Flagship IV-Rx Fund has share voting and dispositive power over 2,205,603 shares. Flagship VentureLabs IV has shared voting and dispositive power over 3,055,556 shares. Flagship IV GP has shared voting and dispositive power over 14,083,579 shares. Dr. Afeyan and Mr. Kania have shared voting and dispositive power over 14,682,876 shares. The address for the Flagship Reporting Persons is c/o Flagship Ventures, One Memorial Drive, 7th Floor, Cambridge, Massachusetts 02142.

[2]	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC, Abigail P. Johnson and Select Biotechnology Portfolio. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC has sole voting power over 895,000 shares and sole dispositive power over 5,858,365 shares. Abigail P. Johnson has sole dispositive power over 5,858,365 shares. Select Biotechnology Portfolio has sole voting power over 2,320,475. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

[3]	Based solely on a Schedule 13G filed with the SEC on July 6, 2015 by Nestlé Health Science US Holdings, Inc. (“NHS”), NIMCO US, Inc. (“NIMCO”) and Nestlé S.A. (“Nestlé”). NHS is a wholly owned subsidiary of NIMCO, which is a wholly owned subsidiary of Nestlé, a publicly traded company. Each of these entities may be deemed to share voting and investment power with respect to all shares of Common Stock held by NHS. Each of NHS, NIMCO and Nestlé disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. The address for NHS and NIMCO is 383 Main Ave., 5th Floor, Norwalk, CT 06851. The address for Nestlé is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

[4]	Includes 15,000 shares of Common Stock which Dr. Afeyan has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[5]	Includes 18,750 shares of Common Stock which Dr. Ausiello has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[6]	Includes 96,250 shares of Common Stock which Dr. Cautreels has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[7]	Includes 52,500 shares of Common Stock which Mr. Hutt has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[8]	Includes 43,125 shares of Common Stock which Mr. Kender has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[9]	Includes 43,125 shares of Common Stock which Dr. Kim has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[10]	Includes 866,852 shares of Common Stock which Dr. Pomerantz has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[11]	Includes 78,805 shares of Common Stock which Mr. Shaff has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[12]	Includes 105,976 shares of Common Stock which Dr. Trucksis has the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

[13]	Consists of (a) 14,940,976 shares of Common Stock and (b) 1,574,999 shares of common stock that the holders have the right to acquire pursuant to outstanding stock options that are or will be immediately exercisable within 60 days of April 22, 2016.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

TRANSACTIONS WITH NESTLÉ HEALTH SCIENCE

In connection with the initial public offering of our common stock in June 2015, Nestlé Health Science US Holdings, Inc., which held 17.5% of our common stock as of April 22, 2016, purchased 1,333,333 shares of our common stock at the initial public offering price of $18.00 per share, for an aggregate purchase price of approximately $24.0 million.

In January 2016 we entered into a Collaboration and License Agreement (the “License Agreement”) with Nestec Ltd. (“NHS”), an affiliate of Nestlé Health Science US Holdings, Inc., for the development and commercialization of certain of our product candidates in development for the treatment and management of C. difficile infection (“CDI”) and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The License Agreement will support the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “Licensed Territory”) and is expected to provide substantial financial support for our ongoing worldwide research and development. We have retained full commercial rights to our entire portfolio of product candidates with respect to the United States and Canada, where we plan to build our own commercial organization.

Under the License Agreement, we granted to NHS an exclusive, royalty-bearing license to develop and commercialize, in the Licensed Territory, certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including SER-109, SER-262, SER-287 and SER-301 (collectively, the “NHS Collaboration Products”). Upon mutual agreement, one or more other products based on our microbiome technology for CDI or IBD may be added to the License Agreement in lieu of or in addition to the then-existing NHS Collaboration Products. NHS’ exclusive license in the Licensed Territory to develop and commercialize NHS Collaboration Products extends to any indications for which the parties agree to develop such products. We also granted to NHS a non-exclusive license to export, develop and make NHS Collaboration Products in the licensed fields worldwide solely for commercialization in the licensed fields and in the Licensed Territory. Additionally, the rights to develop and commercialize a given Collaboration Product in certain non-EU countries within the Licensed Territory may revert to us if NHS either elects not to pursue commercialization of such NHS Collaboration Product in such country, or fails to meet certain agreed upon milestones for commercialization of such NHS Collaboration Product in such country. If the licensed rights in any

CERTAIN RELATIONSHIPS

country revert to us in this way, then we would pay to NHS a royalty in the mid-single digits on net sales of such Collaboration Product in such country.

The License Agreement sets forth our and NHS’ respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the NHS Collaboration Products with respect to the licensed fields and the Licensed Territory. Under the License Agreement, our and NHS’ development activities will be governed by global and regional development plans, including the conduct of additional clinical studies. We agreed to manufacture and supply NHS Collaboration Products to support development and commercialization of NHS Collaboration Products in the licensed fields and in the Licensed Territory. We also agreed to use diligent efforts to develop NHS Collaboration Products under a global development plan and to obtain approval for such NHS Collaboration Products in the European Union.

In exchange for the license, NHS agreed to pay us an upfront cash payment of $120 million, which we received in February 2016. NHS also agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of NHS Collaboration Products in the Licensed Territory. Additionally, NHS has agreed to pay us up to $660 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of NHS Collaboration Products. We expect to receive a total of $30 million in milestone payments in 2016 associated with the planned initiation of a Phase 1b study for SER-262 in CDI and the anticipated initiation of the Phase 3 clinical trial for SER-109 in CDI.

For the development of NHS Collaboration Products for IBD under a global development plan, we agreed to pay the costs of clinical trials of such products up to and including Phase 2 clinical trials, and 67% of the costs for Phase 3 and other clinical trials of such products, with NHS bearing the remaining 33% of such costs. For other clinical development of NHS Collaboration Products for IBD, we agreed to pay the costs of such activities to support approval in the United States and Canada, and NHS agreed to bear the cost of such activities to support approval of NHS Collaboration Products in the Licensed Territory.

With respect to development of NHS Collaboration Products for CDI under a global development plan, we agreed to pay all costs of an ongoing Phase 2 clinical trial for SER-109 and of Phase 3 clinical trials for SER-109. We agreed to bear all costs of conducting any Phase 1 or Phase 2 clinical trials under a global development plan for NHS Collaboration Products other than SER-109 for CDI. We agreed to pay 67% and NHS agreed to pay 33% of other costs of Phase 3 clinical trials conducted for NHS Collaboration Products other than SER-109 for CDI under a global development plan. For other clinical development of NHS Collaboration Products for CDI, we agreed to pay costs of such development activities to support approval in the United States and Canada, and NHS agreed to bear the cost of such activities to support approval of NHS Collaboration Products in the Licensed Territory.

The License Agreement continues in effect until terminated by either us or NHS on the following bases: (i) NHS may terminate the License Agreement in the event of serious safety issues related to any of the NHS Collaboration Products; (ii) we may terminate the License Agreement if NHS challenges the validity or enforceability of any of our licensed patents; and (iii) either we or NHS may terminate the License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the License Agreement, all licenses granted to NHS by us will terminate, and all rights in and to the NHS Collaboration Products in the Licensed Territory will revert to us. If we commit a material breach of the License Agreement, NHS may elect not to terminate the License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the License Agreement.

CERTAIN RELATIONSHIPS

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our named executive officers. For more information regarding these agreements, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, Noubar B. Afeyan, Ph.D., Peter Barton Hutt and Richard N. Kender served as members of our Compensation Committee. No current member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2015.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02142 in writing not later than December 29, 2016.

Stockholders intending to present a proposal at the 2017 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2017 Annual Meeting of Stockholders no earlier than the close of business on February 15, 2017 and no later than the close of business on March 17, 2017. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 15, 2017, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the 90th day prior to the 2017 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 22, 2016 without charge upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

200 Sidney Street

Cambridge, MA 02142

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2015 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Eric D. Shaff, Secretary

Cambridge, Massachusetts

April 28, 2016

SERES THERAPEUTICS, INC. 200 SIDNEY STREET CAMBRIDGE, MA 02139

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10230-P76551                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SERES THERAPEUTICS INC The Board of Directors recommends you vote FOR the following:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors
Nominees:

01) Dennis A. Ausiello, M.D.
02) Roger J. Pomerantz, M.D.

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E10231-P76551

SERES THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 15, 2016 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Roger J. Pomerantz, M.D., and Eric D. Shaff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on June 15, 2016, at the corporate headquarters of Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side